Exhibit 8

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                                                   May 30, 2003

PSEG Power LLC
80 Park Plaza
P.O. Box 1171
Newark, NJ  07101

Ladies and Gentlemen:

      We have acted as tax counsel to you (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 relating to the registration of Preferred Securities to be issued by PSEG Power Capital Trust I, PSEG Power Capital Trust II, PSEG Power Capital Trust III, PSEG Power Capital Trust IV and PSEG Power Capital Trust V (collectively, the "Trusts") and the related Guarantee Agreements and Deferrable Interest Subordinated Debentures of the Company.

      We are familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have assumed that there will be no change in the laws currently applicable to the Company and the Trusts and that such laws will be the only laws applicable to the Company and the Trusts.

      Based upon and subject to the foregoing, the statements set forth in the Prospectus included in the Registration Statement under the headings "Description of the Preferred Securities - Certain United States Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, represent our opinion.

      In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the law of the United States of America.

      This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP